UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 2, 2010

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 22nd Floor, Building East, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 2, 2010, in connection with the Agreement and Plan of Merger, dated as of October 26, 2009 (the “Merger Agreement”), among Ares Capital Corporation (“Ares Capital”), Allied Capital Corporation (“Allied Capital”) and ARCC Odyssey Corp., a wholly owned subsidiary of Ares Capital, Ares Capital consented (the “Consent”) to (1) Allied Capital declaring a dividend (the “Special Dividend”), to be paid in cash in an amount equal to $0.20 per share, to stockholders of record of Allied Capital as of the date of the special meeting of stockholders at which the Merger (as defined in the Merger Agreement) shall have been approved by the affirmative vote of the holders of two-thirds of the shares of Allied Capital outstanding common stock (such date, the “Record Date”), such dividend to be paid after the Closing (as defined in the Merger Agreement) of the Merger, (2) establishing the Record Date and (3) funding the payment of the Special Dividend to the dividend paying agent on the Closing Date (as defined in the Merger Agreement) with instructions to disburse such amounts to Allied Capital stockholders as of the Record Date as promptly as practicable after the Effective Time (as defined in the Merger Agreement).

The foregoing description of the Consent does not purport to be complete and is qualified in its entirety by reference to the Consent, which is attached hereto as Exhibit 10.1 and is incorporated into this current report on Form 8-K by reference.

Forward-Looking Statements

Statements included herein and in the Consent and the Joint Proxy Statement/Prospectus referred to below may constitute “forward-looking statements,” which relate to future events or the future performance or financial condition of Ares Capital or Allied Capital or the combined company following the merger. Ares Capital and Allied Capital caution readers that any forward-looking information is not a guarantee of future performance, condition or results and involves a number of risks and uncertainties. Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including, among others, future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts.

Factors that may affect future results and condition are described in “Special Note Regarding Forward-Looking Statements” in the Joint Proxy Statement/Prospectus and in Ares Capital’s and Allied Capital’s other filings with the SEC, each of which are available at the SEC’s web site http://www.sec.gov or http://www.arescapitalcorp.com or http://www.alliedcapital.com, respectively. Ares Capital and Allied Capital disclaim any obligation to update and revise statements made herein or in the Consent or the Joint Proxy Statement/Prospectus based on new information or otherwise.

Important Additional Information Filed with SEC

This Communication is being made in respect of the proposed business combination involving Ares Capital and Allied Capital.  In connection with the proposed transaction, Ares Capital has filed with the SEC a Registration Statement on Form N-14 that includes proxy statements of Ares Capital and Allied Capital and that also constitutes a prospectus of Ares Capital.  On or around February 16, 2010, Ares Capital and Allied Capital began mailing the Joint Proxy Statement/Prospectus to their respective stockholders of record as of the close of business on February 2, 2010. INVESTORS AND SECURITY HOLDERS OF ARES CAPITAL AND ALLIED CAPITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC by each of Ares Capital and Allied Capital through the web site maintained by the SEC at www.sec.gov.  Free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained on Ares Capital Corporation’s website at www.arescapitalcorp.com or on Allied Capital Corporation’s website at www.alliedcapital.com, respectively.

Proxy Solicitation

Ares Capital, Allied Capital and their respective directors, executive officers and certain other members of management and employees, including employees of Ares Capital’s investment adviser Ares Capital Management LLC and its affiliates, may be soliciting proxies from Ares Capital and Allied Capital stockholders in favor of the acquisition.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Ares Capital and Allied

Capital stockholders in connection with the proposed acquisition is set forth in the Joint Proxy Statement/Prospectus filed with the SEC.  You can obtain a free copy of this document in the manner set forth above.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description

10.1	Consent to Special Dividend, dated March 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: March 5, 2010

	By:	/s/ Richard S. Davis
Name: Richard S. Davis
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Consent to Special Dividend, dated March 2, 2010